Exhibit 99.1

NEWS
INGREDIENTS, INC. 1300 Main Street, P.O. Box 130 • Atchison, Kansas 66002-0130	RELEASE
913.367.1480 • 800.255.0302 • Fax 913.367.0192
www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ

Contact:	Steve Pickman
913-367-1480

FOR IMMEDIATE RELEASE:  MGPI’S BOARD DECLARES DIVIDEND

ATCHISON, Kan., August 31, 2005—The Board of Directors of MGP Ingredients, Inc. (Nasdaq/MGPI) yesterday declared a dividend of fifteen cents ($0.15) per share on the company’s common stock.  The dividend is payable on October 5, 2005 to stockholders of record as of September 20, 2005.

“We are very pleased to approve this dividend, which is equivalent to the dividend we declared approximately one year ago,” said Board Chairman Cloud L. “Bud” Cray.  “Although MGPI’s fiscal 2005 earnings performance was lower than the prior year’s, the board has great confidence in the company’s ability to successfully build on its strategy going forward.”

In business since 1941, MGP Ingredients is a pioneer in the development and production of natural grain-based products, including specialty and commodity wheat proteins and starches, and food grade and fuel grade alcohol.  The company operates facilities in Atchison, Kansas City and Onaga, Kan., and Pekin, Ill.

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